                                                                    EXHIBIT  5.1




                             September 19, 2002

Sanders Morris Harris Group Inc.
600 Travis, Suite 3000
Houston, Texas 77002


      Re: SANDERS MORRIS HARRIS GROUP INC. REGISTRATION STATEMENT ON FORM S-8; 1998 INCENTIVE PLAN; AND CAPITAL INCENTIVE PROGRAM

Gentlemen:

      We have acted as counsel to Sanders Morris Harris Group Inc., a Texas corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of an additional 1,862,424 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's 1998 Incentive Plan (the "Incentive Plan") and its Capital Incentive Program (the "CIP Program") adopted by the Company's Compensation Committee under its authority granted by the Incentive Plan.

      We have examined the Incentive Plan, CIP Program, and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Incentive Plan and CIP Program be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

      This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,


                                          /s/ PORTER & HEDGES, L.L.P.


                                          PORTER & HEDGES, L.L.P.